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                                                                     EXHIBIT 4.4



                             STOCK OPTION AGREEMENT



         AGREEMENT made as of the 6th day of July 1994, between HARCOR ENERGY, INC., a Delaware corporation (the "Company"), and MARK G. HARRINGTON ("Employee").

         In consideration of the mutual agreements and other matters set forth herein, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 50,000 shares of common stock, $.10 par value, of the Company ("Stock") on the terms and conditions set forth herein. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"),

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $3.375 per share.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                       PERCENTAGE OF SHARES
         NUMBER OF FULL YEARS                          THAT MAY BE PURCHASED
         --------------------                          ---------------------

         Less than 1 year                                        50%

         After completion of the S-                             100%
         1 offering

    This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

             (a) If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the
         Code), this Option shall become fully vested and may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by
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         reason of the death of Employee) at any time during the period of one year following such termination.

             (b) If Employee dies while in the employ of the Company, this Option shall become fully vested and Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period of one year following the date of Employee's death.

             (c) If Employee's employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates without the written consent of the Company or is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates. For purposes of this Agreement, "cause" shall mean Employee's gross negligence or willful misconduct in performance of the duties of his employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

         This Option shall not be exercisable in any event after the expiration of five years from the date of grant hereof. Except as provided in Paragraph 5, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. RECAPITALIZATION. The existence of this Option shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.





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             (a)    If, and whenever, prior to the expiration of this Option,
         the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which this Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure, thereafter, upon any exercise hereunder, Employee shall be entitled to purchase, in lieu of the number and class of shares of Stork then covered by this Option, the number and class of stock, securities and other property to which Employee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, Employee had been the holder of record of the number of shares of Stock then covered by this Option.

             (b) In the event (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or shall survive only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company (the "Board") (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Stock Option and Compensation Committee of the Board (the "Committee"), acting in its sole discretion without the consent or approval of the Employee, shall act to effect one or more of the following alternatives: (1) accelerate the time at which this Option may be exercised so that this Option may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date the unexercised portion of this Option and all rights of Employee hereunder shall terminate, (2) require the mandatory surrender to the Company by Employee of some or all of the unexercised portion of this Option (irrespective of whether this Option is then exercisable under the provisions hereof) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Option and the Company shall pay to the Employee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (c) below (the 'Change of Control Value") of the shares subject to this Option over the exercise price under this Option for such shares, (3) make such





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         adjustments to this Option as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to this Option) or (4) provide that the number and class of shares of Stock covered by this Option shall be adjusted so that this Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Employee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Employee had been the holder of record of the number of shares of Stock then covered by this Option.

             (c) For the purposes of clause (2) in Subparagraph (b) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which this Option are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of this Option. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (c) or Subparagraph (b) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

             (d) Any adjustment provided for in Subparagraph (b) above shall be subject to any required stockholder action.

             (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to this Option or the purchase price per share.

         5. STOCK APPRECIATION RIGHT. Upon an exercise of this Option, Employee (or the person exercising this Option in the event of Employee's death) may request the Company to compute an amount (the "Appreciation Amount") equal to the excess of the aggregate fair market value of any number of the shares of Stock with respect to which this Option is exercised over the aggregate purchase price of such number of shares. Moreover, Employee (or such person) may elect (subject to the consent or disapproval of the Committee of any election to receive cash) to have the Company distribute to Employee (or such person), in lieu of Employee's purchasing such number of shares, an amount of cash and/or a whole number of shares of Stock (in any





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combination thereof as Employee or such person may elect) in fair market value equal to the Appreciation Amount. Notwithstanding anything to the contrary herein, if Employee is then an officer, director or affiliate of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, this Option may not be exercised prior to the expiration of six months from the date of grant hereof (except in the event of the death or disability of Employee prior to the expiration of such six-month period); thereafter, any exercise of this Option or election pursuant to this Paragraph 5 wherein Employee would receive any portion of the Appreciation Amount in cash (other than cash in lieu of a fractional share) may be made only during a period beginning on the third business day and ending on the twelfth business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings. Should Employee elect pursuant to this Paragraph 5 to receive the Appreciation Amount solely in shares of Stock, the number of shares of Stock distributable to Employee shall be the highest whole number of shares whose value does not exceed the Appreciation Amount, and any fractional share shall be paid in cash.

         6. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         7. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock





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purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

8. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                          HARCOR ENERGY, INC.

                                          BY: /s/ MARK G. HARRINGTON
                                                  MARK G. HARRINGTON
                                                  CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

                                              /s/ MARK G. HARRINGTON
                                                  MARK G. HARRINGTON, EMPLOYEE





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